Exhibit 99.1

Bellicum Pharmaceuticals Provides Interim Data for BPX-601 in
Patients with Metastatic Pancreatic Cancer for Presentation at ASCO
Annual Meeting

Data provides further evidence that GoCAR-T® technology boosts expansion and persistence of therapeutic T cells in patients
T cell expansion and persistence greater in patients who received lymphodepletion with cyclophosphamide plus fludarabine (Flu/Cy) compared to Cy alone
Of 13 patients evaluable for efficacy treated with BPX-601 and a single dose of rimiducid, 8 (62%) achieved stable disease, including 3 with tumor shrinkage of 10% to 24%
Adverse events were generally consistent with those experienced by advanced cancer patients undergoing cytotoxic chemotherapy and other cancer immunotherapies

HOUSTON, June 1, 2019 -- Bellicum Pharmaceuticals, Inc. (NASDAQ:BLCM), a leader in developing novel, controllable cellular immunotherapies for cancers and orphan inherited blood disorders, today announced updated safety and activity data for BPX-601 from a Phase1/2 study in patients with metastatic pancreatic cancer expressing prostate stem cell antigen (PSCA). The most recent cohort of patients enrolled incorporated a standard lymphodepletion conditioning regimen consisting of fludarabine/cyclophosphamide (Flu/Cy) prior to receiving BPX-601 GoCAR-T cells. Updated data from this study-including patients from this Flu/Cy cohort-will be presented during the 2019 American Society for Clinical Oncology (ASCO) Annual Meeting on June 1, 2019.
BPX-601, the company’s first GoCAR-T® product candidate, incorporates iMC, Bellicum’s inducible co-activation domain. iMC, inducible MyD88/CD40 via administration of rimiducid, is designed to provide a powerful boost to T cell proliferation and persistence and enable the CAR-T to override key immune inhibitory mechanisms, including PD-1 and TGF-beta.
“These updated results in patients with advanced pancreatic cancer showed that more intense lymphodepletion with Flu/Cy resulted in increased BPX-601 CAR-T cell expansion and prolonged persistence in patients treated with single-dose rimiducid,” said Carlos R. Becerra, M.D., lead study investigator, oncologist, and medical director of the Innovative Clinical Trials Center at Baylor University Medical Center at Dallas. “Evidence of biological activity and stable disease was observed in this ongoing trial in these heavily pretreated patients who desperately need additional treatment options. We consider these results highly encouraging.”
“I am excited that additional data from our BPX-601 trial continue to support the potential of our GoCAR-T technology platform. Our data presentation at ASCO supports the safety and early clinical activity of BPX-601, and provides further evidence of the impact of our technology in driving the expansion and persistence of T cells in patients,” said Rick Fair, President and CEO of Bellicum Pharmaceuticals. “We have initiated the next step in the study to enroll an additional cohort to evaluate repeat rimiducid dosing to re-activate iMC over time, which is intended to deepen and extend the treatment effect. Initial results from this cohort are expected in late 2019.”
Study Overview and Results

Exhibit 99.1

This Phase 1/2 trial has been designed to enroll patients with PSCA-positive pancreatic cancer to assess the safety, biologic and clinical activity of BPX-601. As of April 23, 2019, the data cut-off date for the current analysis, 18 patients have been treated with BPX-601. The initial 13 patients received BPX-601 following Cy lymphodepletion, and 5 patients in the latest cohort received BPX-601 following Flu/Cy lymphodepletion. Four patients did not receive rimiducid, and 14 patients received a single dose of rimiducid approximately one week following BPX-601. Following is a summary of the results to date:

•	Peak Vector Copy Number (VCN) of T cells was enhanced by the administration of rimiducid to activate iMC, increasing cell dose, and lymphodepletion with Flu/Cy

•	Rimiducid-dependent increase in serum cytokines and chemokines observed in most patients, particularly those in the Flu/Cy cohort

•	T cell persistence of >3 weeks was observed in nine of 17 patients (53%) with a minimum of 28 days of follow-up samples, including all 5 patients (100%) who received Flu/Cy

•	Administration of BPX-601 followed by single-dose rimiducid was well tolerated with no dose-limiting toxicities

•	Adverse Events (AEs) were generally consistent with those experienced by advanced cancer patients undergoing cytotoxic chemotherapy and other cancer immunotherapies

◦
All 18 patients treated with BPX-601 reported at least 1 AE. The most frequent AEs regardless of causality were febrile neutropenia (33%), fatigue (28%), neutropenia (28%), pyrexia (28%), dysuria (22%), hematuria (22%) and nausea (22%).

•	The majority of AEs related to BPX-601/rimiducid were mild to moderate in intensity and resolved with or without supportive care. New treatment related adverse events in the Flu/Cy cohort included:

◦	One patient experienced Grade 2 cytokine release syndrome (CRS) post-rimiducid infusion, received treatment with a single infusion of IV tocilizumab, and the event resolved the same day

◦	One patient experienced Grade 2 encephalopathy post-rimiducid infusion with no concomitant CRS. Symptoms resolved with corticosteroids within 1 week

◦	Four patients experienced Grade 1-3 urologic toxicity (dysuria, hematuria, cystitis). Symptoms in all patients resolved with standard supportive care (analgesics, anticholinergics, bladder irrigation)

•	Of 13 efficacy-evaluable patients treated with BPX-601 and a single dose of rimiducid, 8 patients (62%) had stable disease, and 3 patients had tumor shrinkage of 10% to 24%

•
With median duration of follow-up of 9.1 weeks (range: 2.9 - 30.3 weeks), the median time to follow-on cancer therapy in patients who received subsequent therapy was 16.6 weeks (range: 5.6 - 30.3 weeks)

•	In the Flu/Cy cohort, 2 patients with at least the median follow-up of 9.1 weeks had a time to next treatment of >22 weeks which was ongoing at the time of the data cutoff

The poster, titled Ligand-Inducible, Prostate Stem Cell Antigen (PSCA)-Directed GoCAR-T® Cells in Advanced Solid Tumors: Preliminary Results with Cyclophosphamide (Cy) ± Fludarabine (Flu) Lymphodepletion (LD), may be found on the Bellicum website under Abstracts and Presentations.

About BPX-601
BPX-601, the company’s first GoCAR-T® product candidate, incorporates iMC, Bellicum’s inducible co-activation domain. iMC (inducible MyD88/CD40) is designed to provide a powerful boost to T cell proliferation and persistence and enable the CAR-T to override key immune inhibitory mechanisms, including PD-1 and TGF-beta. BPX-601 is being evaluated as a treatment for solid tumors expressing prostate stem cell antigen (PSCA), including pancreatic, gastric, and prostate cancers.

Exhibit 99.1

About Bellicum Pharmaceuticals
Bellicum is a clinical stage biopharmaceutical company striving to deliver cures through controllable cell therapies. The company’s next-generation product candidates are differentiated by powerful cell signaling technologies designed to produce more effective CAR-T and allogeneic T cell therapies. Bellicum’s lead GoCAR-T® candidate, BPX-601, is designed to be a more efficacious CAR-T cell product capable of overriding key immune inhibitory mechanisms. Bellicum’s rivo-cel product candidate is an allogeneic polyclonal T cell therapy that has shown promising clinical trial results in reducing leukemia relapse after a stem cell transplant. More information can be found at www.bellicum.com.
Forward-Looking Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as “potential,” “continue,” “designed,” “expects,” “plans,” “intends,” “may,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research and development activities relating to BPX-601, possible ranges of application and potential safety and curative effects in the treatment of diseases, including as compared to other treatment options and competitive therapies, and the timing and speed of enrollment in clinical trials for BPX-601. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our quarterly report on Form 10-Q for the three months ended March 31, 2019 and our annual report on Form 10-K the year ended December 31, 2018. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Source: Bellicum Pharmaceuticals
Contacts:
Investors:
Robert H. Uhl
Managing Director
Westwicke IR
858-356-5932
Robert.uhl@westwicke.com

Media:
Jim Heins
Senior Vice President
Westwicke PR
203-682-8251
james.heins@icrinc.com

###

3